SIXTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This Sixth Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of March 31, 2009 by and between RidgeWorth Funds (the “Trust”) and RidgeWorth Distributors LLC (“Foreside”) is hereby entered into as of August 1, 2016 (the “Effective Date”).

WHEREAS, the Trust and Foreside desire to amend Schedule A of the Agreement to reflect the addition of the IS share class to the RidgeWorth Seix High Yield Fund and the RidgeWorth Seix U.S. Government Securities Ultra-Short Bond Fund;

WHEREAS, the Trust and Foreside desire to amend Schedule A of the Agreement to reflect the following changes in Fund names: the RidgeWorth Large Cap Value Equity Fund to the RidgeWorth Ceredex Large Cap Value Equity Fund, the RidgeWorth Mid-Cap Value Equity Fund to the RidgeWorth Ceredex Mid-Cap Value Equity Fund, the RidgeWorth Small Cap Value Equity Fund to the RidgeWorth Ceredex Small Cap Value Equity Fund, the RidgeWorth Large Cap Growth Stock Fund to the RidgeWorth Silvant Large Cap Growth Stock Fund, the Ridgeworth Small Cap Growth Stock Fund to the RidgeWorth Silvant Small Cap Growth Stock Fund, and the RidgeWorth Aggressive Growth Stock Fund to the RidgeWorth Innovative Growth Stock Fund;

WHEREAS, the Trust and Foreside desire to amend Schedule A of the Agreement to reflect the following corrections in Fund names: the Aggressive Allocation Growth Strategy to the RidgeWorth Aggressive Allocation Growth Strategy, the Conservative Allocation Strategy to the RidgeWorth Conservative Allocation Strategy, the Growth Allocation Strategy to the Ridgeworth Growth Allocation Strategy, the International Equity Fund to the RidgeWorth International Equity Fund, and the Moderate Allocation Strategy to the RidgeWorth Moderate Allocation Strategy;

WHEREAS, Section 12 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties; and

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Schedule A to the Agreement is hereby deleted and replaced in its entirety by Schedule A attached hereto.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

RIDGEWORTH FUNDS		RIDGEWORTH DISTRIBUTORS LLC

By:	/s/ Julia Short	By:	/s/ Mark A. Fairbanks
Name:	Julia Short	Name:	Mark A. Fairbanks
Title:	President and CEO	Title:	Vice President

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

BETWEEN RIDGEWORTH FUNDS

AND RIDGEWORTH DISTRIBUTORS LLC

FUNDS	SHARES
RidgeWorth Aggressive Growth Allocation Strategy	A, C, I

RidgeWorth Capital Innovations Global Resources and Infrastructure Fund	A, C, I

RidgeWorth Ceredex Large Cap Value Equity Fund (formerly, RidgeWorth Large Cap Value Equity Fund)	A, C, I, IS

RidgeWorth Ceredex Mid-Cap Value Equity Fund (formerly, RidgeWorth Mid-Cap Value Equity Fund)	A, C, I, IS

RidgeWorth Ceredex Small Cap Value Equity Fund (formerly, RidgeWorth Small Cap Value Equity Fund)	A, C, I

RidgeWorth Conservative Allocation Strategy	A, C, I,

RidgeWorth Growth Allocation Strategy	A, C, I

RidgeWorth Innovative Growth Stock Fund (formerly, RidgeWorth Aggressive Growth Stock Fund)	A, I

RidgeWorth International Equity Fund	A, I, IS

RidgeWorth Moderate Allocation Strategy	A, C, I

RidgeWorth Seix Core Bond Fund	A, I, R, IS

RidgeWorth Seix Corporate Bond Fund	A, C, I, IS

RidgeWorth Seix Georgia Tax-Exempt Bond Fund	A, I

RidgeWorth Seix Floating Rate High Income Fund	A, C, I, IS

RidgeWorth Seix High Grade Municipal Bond Fund	A, I

RidgeWorth Seix High Income Fund	A, I, R, IS

RidgeWorth Seix High Yield Fund	A, I, R, IS

RidgeWorth Seix Investment Grade Tax-Exempt Bond Fund	A, I

RidgeWorth Seix Limited Duration Fund	I

RidgeWorth Seix North Carolina Tax-Exempt Bond Fund	A, I

RidgeWorth Seix Short-Term Bond Fund	A, C, I

Ridgeworth Seix Short-Term Municipal Bond Fund	A, I

RidgeWorth Seix Total Return Bond Fund	A, I, R, IS

RidgeWorth Seix U.S. Government Securities Ultra-Short Bond Fund	I, IS

RidgeWorth Seix U.S. Mortgage Fund	A, C, I

RidgeWorth Seix Ultra-Short Bond Fund	I

RidgeWorth Seix Virginia Intermediate Municipal Bond Fund	A, I

RidgeWorth Silvant Large Cap Growth Stock Fund (formerly, RidgeWorth Large Cap Growth Stock Fund)	A, C, I, IS

RidgeWorth Silvant Small Cap Growth Stock Fund (formerly, RidgeWorth Small Cap Growth Stock Fund)	A, C, I, IS